Exhibit 10.1

UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION

In the Matter of:	)
)
Vantus Bank	)	OTS Order No.: CN 09-XX
Sioux City, Iowa	)
)
OTS Docket No. 00190)		Effective Date: XXXXX, 2009
)

PROMPT CORRECTIVE ACTION DIRECTIVE

          WHEREAS, Vantus Bank, Sioux City, Iowa (Institution), is a federally chartered savings association that is regulated by the Office of Thrift Supervision (OTS);

          WHEREAS, Section 38 of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. § 1831o, and Part 565 of the OTS Regulations, 12 C.F.R. Part 565, require insured depository institutions that are undercapitalized to file a capital restoration plan specifying the steps the insured depository institution will take to become at least “adequately capitalized”;

          WHEREAS, Section 38 of FDIA, 12 U.S.C. § 1831o, requires the OTS to take prompt corrective action to resolve the problems of insured depository institutions at the least possible long-term loss to the deposit insurance fund;

          WHEREAS, Section 565.7 of the OTS Regulations, 12 C.F.R. § 565.7, provides for the OTS’s issuance of directives to take prompt corrective action to resolve the problems of insured depository institutions and to restore their capital;

          WHEREAS, the OTS, on May 8, 2009, notified the Institution that it was “significantly undercapitalized”for purposes of the prompt corrective action provisions of Section 38 of FDIA, 12 U.S.C. § 1831o, and was required to submit a Capital Restoration Plan no later than June 15, 2009;

          WHEREAS, the Institution also is not in compliance with the capital standards required by Section 5(t) of the Home Owners’ Loan Act (HOLA), 12 U.S.C. § 1464(t);

          WHEREAS, Section 5(t)(6)(B)(ii) of HOLA, 12 U.S.C. § 1464(t)(6)(B)(ii), requires any institution not in compliance with the capital standards to comply with a capital directive issued by the OTS;

          WHEREAS, on June 15, 2009, the Institution submitted to the OTS a capital restoration plan (Capital Restoration Plan) under Section 38(e)(2)(A) of the FDIA, 12 U.S.C. § 1831o(e)(2)(A) ;

          WHEREAS, the OTS issued a Notice of Intent to Issue this Prompt Corrective Action Directive (PCA Directive) onAugust 13, 2009 (Notice of Intent), and has determined to issue this PCA Directive in order to resolve the Institution’s problems at the least long term cost to the deposit insurance fund, thereby effectuating the purpose of Section 38 of FDIA, 12 U.S.C. § 1831o;

          WHEREAS, the OTS has considered the Institution’s capital deficiency and the submitted Capital Restoration Plan in accordance with Section 567.10 and Section 38(e)(2) of the FDIA, 12 U.S.C. § 1831o(e)(2) and denied the Capital Restoration Plan as set forth in the Notice of Intent; and

          WHEREAS, the Institution and its Board of Directors, by execution of the attached Stipulation and Consent (Stipulation) to the issuance of this PCA Directive, the terms of which are incorporated herein by this reference, have stipulated and consented to the issuance of the PCA Directive.

          NOW THEREFORE, pursuant to Section 38 of FDIA, 12 U.S.C. § 1831o, including but  not limited to subsection (f) thereof, Section 5(t)(6)(B)(ii) of HOLA, 12 U.S.C. § 1464(t)(6)(B)(ii), and Section 565.7 of the OTS Regulations, 12 C.F.R. § 565.7, OTS directs the Institution and its Board of Directors to do the following1:

PART I – IMPROVING CAPITAL

Section 1.1 Required Recapitalization through Merger, Acquisition, or Sale.

          Pursuant to 12 U.S.C. §§ 1831o(f)(2)(A)(iii) and (e)(5), the Institution must be recapitalized prior to September 30, 2009, by (a) merging with or being acquired by another financial institution, financial holding company, or other entity2, or (b) the sale of all or substantially all of the Institution’s assets and liabilities to another financial institution, financial institution holding company, or other entity, whereby the resulting depository institution would be at least “adequately capitalized,”as defined at 12 C.F.R. § 565.4(b).

1 The OTS must impose one or more of the presumptive restrictions set forth in 12 U.S.C. § 1831o(f), especially 12 U.S.C. §§ 1831o(f)(3) and (4) if the Institution: (1) is significantly or critically undercapitalized, (2) is undercapitalized and did not submit an acceptable capital restoration plan, or (3) fails to implement an approved capital restoration plan.
2 For purposes of this PCA Directive, “other entity” may include but is not limited to an individual, a group of individuals, a partnership, a corporation, or any other form of business organization that may, under applicable statutes and regulations, merge with or acquire the Institution or purchase all or substantially all of its assets and liabilities.

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA

 Section 1.2 Efforts to Obtain Capital.

          The Board of Directors of the Institution shall at all times make diligent and good faith efforts to cause the Institution to become adequately capitalized.

          The OTS requires this action pursuant to 12 U.S.C. § 1831o(f)(2)(J) having determined that such actions will better carry out the purposes of 12 U.S.C. § 1831o.

Section 1.3 Prior Notice Required.

          (a) The Institution and any subsidiary thereof shall not issue any securities or enter into any agreement, letter of intent, or understanding to merge, consolidate, sell all or substantially all of its assets and liabilities, or otherwise be acquired, or enter into any agreement or understanding to reorganize unless (i) the Institution has provided the OTS with prior written notice of its intention to take such action, and (ii) following such notice, the OTS has provided the Institution with prior written notice of its non-objection to the proposed action by the Institution.

          (b) The OTS requires this action pursuant to 12 U.S.C. § 1831o(f)(2)(J) having determined that such actions will better carry out the purposes of 12 U.S.C. § 1831o.

Section 1.4 Ongoing Monitoring of Capital Category Required.

          (a) The Institution must monitor its own PCA capital ratios and if the Institution should improve from a lower to a higher PCA capital category, it must continue to comply with each provision of this PCA Directive except to the extent the provision shall be modified, terminated, suspended or set aside by the OTS in writing.

          (b) If the Institution falls into a lower PCA capital category, it must comply immediately with the appropriate additional restrictions contained in 12 U.S.C. § 1831o and 12 C.F.R. § 565.6.

          (c) The OTS requires this action pursuant to 12 U.S.C. § 1831o(f)(2)(J) and based upon a determination by the OTS that such action will better carry out the purposes of Section 38 of the FDIA.

Section 1.5 Reports of Compliance.

          No later than the close of business on the 15th and 30th day of each month following the Effective Date of this PCA Directive:

          (a) The Institution shall submit to the OTS, in a format acceptable to the OTS, a summary of actions taken, during the immediately preceding week, by the Institution and its Board of Directors and executive officers in furtherance of the Institution’s efforts to become adequately capitalized.

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA

          (b) The management of the Institution shall prepare a written report concerning the Institution’s compliance with each of the requirements of this PCA Directive during the preceding week. The report shall include confirmation that the Institution is in compliance with: (i) all restrictions that apply automatically to an institution that is “significantly undercapitalized,” and (ii) with the other restrictions and requirements contained in this PCA Directive.

          (c) The Institution shall continue to provide weekly status reports required by Section 1.5 (a) and (b) until directed otherwise by the Regional Director. The OTS requires this action pursuant to 12 U.S.C. § 1831o(f)(2)(J) and based upon a determination by the OTS that such action will better carry out the purposes of Section 38 of the FDIA.

Section 1.6 Adequate Progress.

          If the OTS, in its sole discretion, determines that the Institution is failing to make adequate progress towards achieving the requirements set forth in Sections 1.1 of this Directive, the OTS may take such further supervisory, enforcement or resolution action as it deems appropriate.

PART II - OPERATING RESTRICTIONS

Section 2.1 Compliance with Mandatory Restrictions.

          The Institution shall comply with all of the mandatory prompt corrective action provisions set forth in 12 U.S.C. § 1831o and 12 C.F.R. § 565.6 that automatically apply to the Institution based upon the Institution’s prompt corrective action capital category. These provisions are set forth as follows:

          (a) No capital distributions shall be made without the prior written approval of the OTS. 12 U.S.C. § 1831o(d)(1); 12 C.F.R. §§ 565.6(a)(1) and (a)(2)(i).

          (b) No management fees shall be paid to any person having control of the Institution if: (i) the Institution is not adequately capitalized or (ii) after making the payment, the Institution would be undercapitalized. 12 U.S.C. § 1831o(d)(2); 12 C.F.R. §§ 565.6(a)(1) and (a)(2)(i).

          (c) The Institution shall not permit its average total assets during any calendar quarter to exceed its average total assets during the preceding quarter. 12 U.S.C. § 1831o(e)(3); 12 C.F.R. § 565.6(a)(2)(iv).

          (d) The Institution shall not, directly or indirectly, acquire any interest in any company or insured depository institution, establish or acquire any additional branch office, or engage in any new line of business, unless (i) the OTS has accepted the Institution’s capital restoration plan, the Institution is in compliance with the plan, and the OTS determines that the action is consistent with, and will further achievement of the plan, or (ii) the FDIC Board of Directors approves the action. 12 U.S.C. § 1831o(e)(4); 12 C.F.R. § 565.6(a)(2)(v).

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA

          (f) The Institution shall not, without the OTS’s prior written approval, (i) pay any bonus to any Senior Executive Officer, as that term is defined in 12 C.F.R. § 563.555 or (ii) provide compensation to any Senior Executive Officer exceeding that Officer’s average rate of compensation (excluding bonuses, stock options, and profit-sharing) during the 12 calendar months preceding the calendar month in which the Institution became undercapitalized. 12 U.S.C. § 1831o(f)(4); 12 C.F.R. § 565.6(a)(3).

Section 2.2 Affiliate Transactions.

          The Institution shall use its assets, facilities, and staff only for the benefit of the Institution and shall not share or otherwise use, directly or indirectly, its assets, facilities, or staff for the benefit of any affiliate or other company.

Section 2.3 Restrictions on Interest Rates.

          The Institution shall restrict the rates it pays on deposits to the prevailing rates of interest on deposits of comparable amounts and maturities in the Institution’s normal market area, as determined by the OTS. Nothing herein shall be construed as requiring a reduction of rates paid on outstanding time deposits prior to their renewal. The OTS is imposing the restriction pursuant to 12 U.S.C. § 1831o(f)(2)(C).

Section 2.4 Restrictions on Activities Posing Excessive Risk.

          (a) The OTS imposes these restrictions pursuant to 12 U.S.C. §§ 1831o(f)(2)(E) and (J), having determined that these activities pose excessive risk to the Institution in view of its deteriorating financial condition. The Institution, directly or indirectly, shall not do any of the following without prior written approval from the OTS:

i.
release any borrower or guarantor from personal or corporate liability on any loan or extension of credit granted by the Institution, except when the outstanding balance of the loan and other outstanding loans to the borrower or guarantor have been paid in full;

ii.	originate, acquire, or purchase any loan, extension of credit, line of credit, or participation except as otherwise permitted by this PCA Directive;
iii.	make or commit to make any investment in any service corporation, finance subsidiary, or operating subsidiary, or any subsidiary of a service corporation in real estate or equity securities;
iv.	enter into any joint venture or limited partnership agreement, directly or indirectly;
v.	engage in forward commitment, futures transaction, or financial options transaction;
vi.
enter into any new contract or agreement for the purchase, sale, or lease of goods, materials, equipment, supplies, services or capital assets, except; however, this restriction does not apply to contracts or agreements to be entered into in the normal course of business where the amount of each contract or agreement does not exceed twenty thousand dollars ($20,000);

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA

vii.	enter into any lease or contract for the purchase or sale of real estate or of any interest therein;
viii.	encumber any of its property or other assets, except; however, that the Institution may pledge its assets in connection with borrowings necessary to meet liquidity needs;
ix.	incur any material obligation or contingent liability, except as otherwise permitted by this PCA Directive;
x.	establish any loan production office or agency office;
xi.	accept any non-cash capital contribution;
xii.	accept deposits or renewals or roll-overs of prior deposits, from correspondent depository banks;
xiii.	accept new retirement or employee benefit plan deposits, 12 U.S.C. § 1821(a)(1)(D)(ii);
xiv.	accept, renew, or rollover any deposits not fully insured by the FDIC
xv.	purchase any bank-owned life insurance (BOLI); or
xvi.	extend any credit to executive officers, directors, or principal shareholders.

          (b) The OTS permits these activities pursuant to 12 U.S.C. §§ 1831o(f)(2)(J), having determined that these activities do not pose excessive risk to the Institution in view of its deteriorating financial condition.

i.
the Institution shall limit its lending activity to the origination of owner-occupied, Qualifying Mortgage Loans, as defined in 12 CFR § 567.1, underwritten in accordance with the criteria established, at the time of loan origination, for loans:

	(A)	Purchased by Federal Home Loan Mortgage Corporation (FHLMC) or Federal National Mortgage Association (FNMA),
	(B)	Guaranteed by the Department of Veterans Affairs against default (“VA Mortgage”), or
	(C)	Insured by the Federal Housing Administration against default (“FHA Mortgage”);

ii.	the Institution may make loans fully secured by savings or time deposit accounts over which the Institution establishes proper collateral controls;

iii.	the Institution may honor legally binding loan commitments as of the Effective Date, including outstanding revolving lines of credit; and

iv.	the Institution may continue its Overdraft Courtesy Program.

Section 2.5 Cooperation with the FDIC

          The Institution shall cooperate fully with the FDIC’s efforts to avoid a loss or otherwise minimize exposure to the Deposit Insurance Fund. Such cooperation includes, but is not limited to, responding to requests for information, providing full access to personnel, agents and service providers, accommodating on-site visits, and permitting the FDIC to provide otherwise confidential information to third parties to facilitate the liquidation or other resolution of the Institution in anticipation of the possible appointment of the FDIC as conservator, receiver, or other legal custodian.

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA

PART III - RELIEF FROM RESTRICTIONS

Section 3.1 Waiver Requests

          (a) The Institution may submit written requests to the OTS, requesting the OTS to issue a notice of non-objection for the purpose of either relieving the Institution from certain restrictions hereunder or requesting OTS to provide notice of supervisory non-objection with respect to a particular specifically identified transaction, loan, or investment.

          (b) Requests for written notice of the OTS’s non-objection pursuant to subsection (a) above must be accompanied by a resolution of the Board, signed by each individual member of the Board voting in favor of the resolution. All documentation considered by the Board in adopting each such resolution shall be explicitly referenced in the minutes of the meeting at which the resolution was adopted and shall be made available to OTS representatives upon request.

PART IV - GENERAL PROVISIONS

Section 4.1 Jurisdiction

          This PCA Directive constitutes a final order under 12 U.S.C. § 1831o and is enforceable under 12 U.S.C. § 1818(i).

Section 4.2 Definitions

          (a) All technical words or terms used in this PCA Directive, for which meanings are not specified or otherwise provided by the provisions of this PCA Directive, shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, HOLA, FDIA, OTS Bulletins, or OTS Examination Handbook. Any such technical words or terms used in this PCA Directive and undefined in Code of Federal Regulations, HOLA, FDIA, OTS Bulletins or OTS Examination Handbook shall have meanings that are in accordance with the best custom and usage in the savings and loan industry.

          (b) Reference in this PCA Directive to provisions of statutes and regulations shall be deemed to include references to all amendments to such provisions as have been made as of the Effective Date and references to successor provisions as they become applicable.

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA

Section 4.3 Notices

          Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by the PCA Directive to be made upon, given or furnished to, delivered to, or filed with the OTS or the Institution shall be in writing and sent by first class U.S. mail (or by reputable overnight courier, electronic facsimile transmission, or hand delivery via messenger) addressed as follows:

OTS:	Regional Director
Office of Thrift Supervision
One South Wacker Drive, Suite 2000
Chicago, Illinois 60606
Facsimile: (312) 917-5002

Institution:	President
Vantus Bank
329 Pierce Street
Sioux City, IA 51102
Facsimile: (712) 277-0224

Section 4.4 Duration, Termination or Suspension of the PCA Directive

          (a) The terms and provisions of this PCA Directive shall be binding upon the Institution, its directors, officers, employees, agents, successors, assigns, and other persons participating in the affairs of the Institution.

          (b) The PCA Directive shall remain in effect until terminated, modified or suspended in writing by the OTS.

          (c) The OTS, in its discretion, may, by written notice, suspend any or all provisions of the PCA Directive, except for Section 2.1 (Mandatory Restrictions).

Section 4.5 Effect of Headings

          The Part and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.6 Separability Clause

          In case any provision in this PCA Directive is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless the OTS, in its sole discretion, determines otherwise.

Section 4.7 No Violations Authorized; Consequences of PCA Directive

          Nothing in this PCA Directive, including, without limitation, any of the timeframes for actions set forth in Part I, shall be construed as: (i) allowing the Institution to violate any law, rule, regulation, or policy statement to which it is subject or (ii) restricting the OTS from taking such actions as are appropriate in fulfilling the responsibilities placed upon it by law, including, without limitation, actions pursuant to 12 U.S.C. § 1831o, or taking any other type of supervisory, enforcement, or resolution action that the OTS determines to be appropriate.

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA

Section 4.8 Other Enforcement Document

          (a) The Order to Cease and Desist and its accompanying Stipulation and Consent to the issuance by OTS issued against the Institution on July 31, 2009, remains in effect.

          (b) Nothing contained in this PCA Directive shall affect or limit the OTS’s ability to take enforcement action in connection with any violation of this enforcement document.

Section 4.9 Incorporation of Stipulation

          The Stipulation is made a part hereof and is incorporated herein by this reference.

Section 4.10 Effective Date of This PCA Directive

          The provisions of this PCA Directive are effective immediately upon the issuance of the PCA Directive by the Regional Director, which is the date indicated on the first page of this PCA Directive (Effective Date).

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

	By:	/s/ Daniel T. McKee
Daniel T. McKee
Regional Director
Central Region

Date: See Effective Date on page 1

Prompt Corrective Action Directive
Vantus Bank, Sioux City, IA